Filed pursuant to Rule 433(d)
                                           Registration Statement No. 333-126435
--------------------------------------------------------------------------------



                          NOMURA HOME EQUITY LOAN, INC.
                           ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-FM1

                             $970 MILLION (+/- 10%)
                                  (APPROXIMATE)








                             FREE WRITING PROSPECTUS
                                DECEMBER 16, 2005

                                [GRAPHIC OMITTED]

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS IF YOU REQUEST IT BY CALLING COLLECT 1-212-667-2316.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

INFORMATION STATEMENT

The information set forth herein (the "FREE WRITING PROSPECTUS"), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the "STATISTICAL POOL") expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the "FINAL POOL"). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

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                                       -1-

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


                                                    STRUCTURAL SUMMARY
----------------------------------------------------------------------------------------------------------------------------
    CLASS         INITIAL
                 PRINCIPAL                                     WAL             PRINCIPAL     EXPECTED RATING
                  BALANCE        COUPON        COUPON         (YEAR)            WINDOW       (MOODY'S/S&P)(2)      LEGAL
                  ($)(1)         TYPE(3)       INDEX         (1)(4)(5)         (1)(4)(5)        MATURITY           FINAL
----------------------------------------------------------------------------------------------------------------------------
    I-A-1       300,000,000     Floating      1M LIBOR          1.75         02/06 - 09/11       Aaa/AAA          Nov-35
   II-A-1       240,000,000     Floating      1M LIBOR          1.00         02/06 - 11/07       Aaa/AAA          Nov-35
----------------------------------------------------------------------------------------------------------------------------


(1)  Approximate. Subject to a permitted variance of plus or minus 10%.
(2) Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.
(3) The pass-through rate for the Senior Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised, the certificate margin for the Senior Certificates will increase by 2x.
(4)  Run to Optional Termination.
(5) Run at 100% PPC which assumes: For ARMs, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.






--------------------------------------------------------------------------------

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


TRANSACTION SUMMARY

TITLE OF SERIES:                    Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-FM1

CUT-OFF DATE:                       January 1, 2006

CLOSING DATE:                       On or about January 30, 2006

INVESTOR SETTLEMENT DATE:           On or about January 31, 2006

DEPOSITOR:                          Nomura Home Equity Loan, Inc.

UNDERWRITER:                        Nomura Securities International, Inc.

SELLER:                             Nomura  Credit &  Capital,  Inc.  Seller  will be making  customary  loan-level representations  and  warranties  to  the  Depositor  pursuant  to  a  purchase agreement to be entered into between the Seller and the Depositor.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:           Wells Fargo Bank, N.A.

SERVICER:                           Equity One, Inc.

TRUSTEE:                            HSBC Bank USA, National Association

CUSTODIAN:                          Wells Fargo Bank, N.A.

CREDIT RISK MANAGER:                [Clayton  Fixed  Income  Services,  Inc.,  formerly  known  as  The  Murrayhill
                                    Company],  as Credit Risk Manager for the trust,  will monitor the  performance of and make  recommendations  to the Servicer  regarding certain delinquent and defaulted  Mortgage  Loans.  The Credit Risk  Manager  will rely upon  Mortgage
                                    Loan data that is provided to it by the  Servicer in  performing  its  advisory and monitoring functions.

SWAP COUNTERPARTY:                  [Swiss Re Financial  Products  Corporation] or such other entity  acceptable to the rating agencies.

TYPE OF OFFERING:                   The  Offered  Certificates  will be  offered  from  time to time in  negotiated transactions  or otherwise at varying  prices to be  determined  at the time of sale.

FORM OF  REGISTRATION:              The trust  will  issue  the  Offered  Certificates initially in  book-entry form through DTC, Clearstream Luxembourg and Euroclear.

MINIMUM DENOMINATION:               For each class of Offered  Certificates,  $25,000 and multiples of $1 in excess thereof.

RECORD DATE:                        For each class of  Offered  Certificates,  and  for any  Distribution  Date, the
                                    business  day  preceding  the  applicable  Distribution  Date  so  long  as such certificates remain in book-entry form (otherwise,  the last business day of the month preceding the month in which such Distribution Date occurs).

DISTRIBUTION DATE:                  The 25th day of each calendar month  beginning in February 2006, or if such day is not a business day, then the following business day.

LAST SCHEDULED  DISTRIBUTION DATE:  The Distribution Date in November 2035 will be  the last scheduled  Distribution
                                    Date  for  the  Offered  Certificates.  It  is  possible  that  the  certificate principal balance of any class of Offered Certificates may  not be fully paid or reduced to zero by said date.

CERTIFICATE DESIGNATIONS:           Class I-A-1  Certificates and one or more additional classes of certificates of comparable rating (the "GROUP I CERTIFICATES");

                                    Class II-A-1  Certificates and one or more additional classes of certificates of comparable  rating (the "GROUP II CERTIFICATES and collectively with the Group I
                                    Certificates, the "SENIOR CERTIFICATES");

                                    The  trust  may  issue  one or  more  classes  of  subordinate  certificates  in compliance with Rating Agency  requirements in order to obtain the ratings shown on page 3 hereof (collectively, the "SUBORDINATE CERTIFICATES");

                                    Only the Senior  Certificates  designated  on page 3 hereof are  offered  hereby
                                    (collectively, the "OFFERED CERTIFICATES").


--------------------------------------------------------------------------------

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005

ADDITIONAL CLASSES:                 The Class P, Class X and Class R  Certificates will not be publicly offered. Any information  with  regard  to  said  classes  is  only  provided  to enhance the understanding of the Offered Certificates.

PREPAYMENT PERIOD:                  With  respect  to any  Distribution Date, the 16th of the immediately  preceding calendar month (or with respect to the first Prepayment Period, the Closing Date)
                                    through the 15th of the month in which the Distribution Date occurs.

INTEREST ACCRUAL PERIOD:            The Interest  Accrual Period for the Offered  Certificates and any Distribution
                                    Date will be the period  commencing on the immediately  preceding  Distribution
                                    Date (or, with respect to the first Interest Accrual Period,  the Closing Date)
                                    and ending on the day  immediately  preceding  the related  Distribution  Date.
                                    Calculations of interest on such  certificates  will be based on a 360-day year and the actual  number of days  elapsed  during the  related  Interest  Accrual
                                    Period.

OPTIONAL TERMINATION:               At its option,  the Master  Servicer  may purchase all but not less than all of the Mortgage Loans (and all properties  acquired by the trust in respect of the
                                    Mortgage  Loans) in the trust fund and thereby  effect early  retirement of the
                                    Certificates  if on such  Distribution  Date  the  aggregate  stated  principal balance of the  Mortgage  Loans (and all  properties  acquired  by the trust in respect of the  Mortgage  Loans) has been  reduced to less than or equal to 10%
                                    of the  aggregate  stated  principal  balance of the  Mortgage  Loans as of the
                                    Cut-off Date.

TAXATION - REMIC:                   For  federal  income tax  purposes,  the trust will make  multiple  real estate mortgage investment conduit (each a "REMIC")  elections,  organized in a tiered
                                    REMIC structure.  The Offered  Certificates  (exclusive of any right to receive payments from the Basis Risk Shortfall  reserve account in respect of the Basis
                                    Risk  Shortfall or the  supplemental  interest  trust or the obligation to make payments to the  supplemental  interest trust pursuant to the Swap  Agreement),
                                    the  Class  P  Certificates  and  the  Class  X  Certificates   will  represent
                                    beneficial ownership of "regular interests" in the related REMIC.

                                    The Class R Certificates  will  represent the beneficial  ownership of "residual interests" in the related REMIC.

                                    Certain  classes of  Offered  Certificates  may be issued  with  original  issue discount for federal income tax purposes.

RATINGS:                            The  Offered  Certificates  are  expected  to be  rated  by  Moody's  Investors
                                    Service,  Inc.   ("MOODY'S"),   and  Standard  &  Poor's,  a  division  of  The
                                    McGraw-Hill Companies,  Inc. ("S&P") with the ratings indicated in the table on page 3 of this document.

CREDIT ENHANCEMENT STRUCTURE:       Senior/subordination;  excess  spread and  overcollateralization.  In addition, payments  received in connection with the Swap Agreement (as described  herein)
                                    may be available to cover realized losses on the Mortgage Loans.

SWAP AGREEMENT:                     The trustee will enter into a Swap Agreement with the Swap  Counterparty on the closing date. Under the Swap Agreement,  on the Distribution  Date beginning in
                                    February 2006 through a  Distribution  Date no earlier than 30 months after the
                                    first   Distribution  Date  and  no  later  than  60  months  after  the  first
                                    Distribution  Date (the  "Swap  Termination  Date"),  (i) the trust  (through a supplemental  interest  trust) will be  obligated to make a payment to the Swap
                                    Counterparty  at a rate  equal  to a per  annum  strike  rate and (ii) the Swap
                                    Counterparty  will be obligated to make a payment to the supplemental  interest trust for the  benefit of the  holders of the  Offered  Certificates  at a rate equal to  one-month  LIBOR,  in each case on the  product of the swap  notional amount for the related period (the "Swap Notional  Amount"),  but not less than the minimum  notional  balance (as set forth in the Swap  Agreement).  Payments under the Swap Agreement will be made on a net basis.

Capitalized  terms used but not otherwise  defined herein have the  respective  meanings set forth in the Term Sheet
Supplement accompanying this Structural Term Sheet.


--------------------------------------------------------------------------------

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


CREDIT ENHANCEMENT

OVERCOLLATERALIZATION

The Group I and Group II Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group I and Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group I and Group II Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group I and Group II Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT

For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses) on such Distribution Date).

INITIAL OVERCOLLATERALIZATION AMOUNT

As of the Closing Date, the Overcollateralization Amount will be an amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

TARGETED OVERCOLLATERALIZATION AMOUNT

The Rating Agencies will determine the Targeted Overcollateralization Amounts. With respect to any Distribution Date prior to the Stepdown Date, that amount will be a percentage of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, that amount will be the greater of
(a) a percentage of the Aggregate  Loan Balance for such  Distribution  Date, or
(b) a percentage of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

STEPDOWN DATE

The later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution
Date) is greater than or equal to an amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

TRIGGERS

There will be delinquency and loss trigger tests as required by the Rating Agencies in order to achieve the ratings set forth on page 3 hereof.

DELINQUENCY RATE

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

SUBORDINATION AND ALLOCATION OF LOSSES

The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the


--------------------------------------------------------------------------------

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


certificate principal balance of each such class has been reduced to zero. The subordination amount will likely range between 20.50% and 24.50% to achieve a AAA/Aaa rating.

Realized losses will not be allocated to the Senior Certificates. Investors in those Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of those Certificates all principal and interest amounts to which they are then entitled. Realized losses will be allocated to the Subordinate Certificates in the reverse order of their payment priority, until the certificate principal balance of each such class has been reduced to zero.

SWAP AGREEMENT

The trustee will enter into a Swap Agreement (the "Swap Agreement") with the Swap Counterparty described in the prospectus supplement on the closing date.

A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between the trustee, on behalf of the Supplemental Interest Trust and the Swap Counterparty for the benefit of the Offered Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning in February 2006 and until the Swap Termination Date, (1) the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) a per annum strike rate and (c) the applicable Swap Notional Amount (the "Trust Swap Payment") and
(2) the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR, (b) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360, and
(c) the applicable Swap Notional Amount (the "Counterparty Payment") but not less than the minimum notional balance. The Swap Notional Amount for each Distribution Date will be the amount set forth in the Swap Agreement.

A "Swap Payment Date" means the 25th day of each month beginning in February 2006 through and including the Swap Termination Date, or, if such day is not a day on which commercial banks and foreign exchange markets in New York settle payments and are open for general business, the next day on which commercial banks and foreign exchange markets in New York settle payments and are open for general business.

With respect to each Distribution Date and the Swap Agreement, one-month LIBOR will be determined in accordance with the definition of "USD-LIBOR-BBA" set forth in the Annex to the 2000 ISDA Definitions.

Payments under the Swap Agreement will be made on a net basis. The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a "Net Trust Swap Payment." The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Distribution Date is referred to herein as a "Net Swap Counterparty Payment."

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Payments received by the Supplemental Interest Trust pursuant to the Swap Agreement will be available for distributions of current and carryforward interest, applied losses, principal remittance amounts to the extent of losses on the Mortgage Loans, reimbursement for realized losses and deferred amounts, as well as basis risk shortfalls.

CROSS-COLLATERALIZATION

In certain limited circumstances, principal and interest collected from either the Group I or Group II Mortgage Loans may be used to pay principal or interest, or both, to the Senior Certificates unrelated to that loan group.


--------------------------------------------------------------------------------

NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


DISTRIBUTIONS

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

BASIS RISK SHORTFALL -- With respect to any class of Offered Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the applicable Maximum Interest Rate.

CARRYFORWARD INTEREST -- With respect to any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

CURRENT INTEREST -- With respect to any class of Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Offered Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

GROUP I EXCESS INTEREST AMOUNT

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under "Credit Enhancement--Overcollateralization" and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

GROUP II EXCESS INTEREST AMOUNT

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under "Credit Enhancement--Overcollateralization" and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

MAXIMUM INTEREST RATE -- With respect to any Distribution Date and the related Interest Accrual Period and the offered Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group.

NET FUNDS CAP -- With respect to any Distribution Date and the Group I Certificates, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group I Allocation Percentage of the Securities Administrator Payment payable to the Swap Counterparty on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, (2) the Group I Allocation Percentage of any net Swap Payment for such Distribution Date, divided by the outstanding Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (3) the Group I Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event as defined in the Swap Agreement) payable to the Swap Counterparty on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group II Allocation Percentage


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NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


of the Securities Administrator Payment payable to the Swap Counterparty on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, (2) the Group II Allocation Percentage of any net Swap Payment for such Distribution Date, divided by the outstanding Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (3) the Group II Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event as defined in the Swap Agreement) payable to the Swap Counterparty on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

INTEREST REMITTANCE AMOUNT

With respect to any Distribution Date and each loan group an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the related Mortgage Loans, (2) the interest portion of Payaheads with respect to the related Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (net of interest on such prepayments in full for such Distribution Date) and partial prepayments received on the related Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

OPTIMAL INTEREST REMITTANCE AMOUNT

With respect to any Distribution Date and the Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans in the related loan group for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in the related loan group or were not taken into account in computing the expense fee rate.

DISTRIBUTIONS OF INTEREST

The pass-through rates for the Offered Certificates are described on page 3 of this document.

With respect to the Offered Certificates, one-month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Underwriter will determine one-month LIBOR on or about January 26, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Offered Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With  respect  to each  Distribution  Date,  to the  extent  that a  Basis  Risk
Shortfall (described above) exists for any class of Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under "Distribution of Monthly Excess Cashflow" below and from available amounts on deposit in the Basis Risk Shortfall Reserve Fund.

o On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

          (1) from the Interest Remittance Amount for loan group I and loan group II, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Counterparty (unless the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)).

          (2) from the Interest Remittance Amount for the Group I and Group II Mortgage Loans remaining after payments pursuant to clause (1) above, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:


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NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


               (a) the Interest Remittance Amount for the Group I Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class I-A-1
                    Certificates and any additional classes of Group I Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date on a pro rata basis based on the entitlement of each such class; and then
                    (y) concurrently, to the Class II-A-1 Certificates and any additional classes of Group II Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for loan group II on such Distribution Date; and

               (b) the Interest Remittance Amount for the Group II Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1
                    Certificates and any additional classes of Group II Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) concurrently, to the Class I-A-1 Certificates and any additional classes of Group I Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for loan group I on such Distribution Date;

          (3) first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) and (2) above to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and such Distribution Date; and

          (4) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "Distribution of Monthly Excess Cashflow" below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (3) above (such amount, "MONTHLY EXCESS INTEREST") for such Distribution Date.

o Any Net Swap Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related Distribution Date as follows:

          (1) to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under "Distributions of Interest";

          (2) to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under "Distributions of Interest";

          (3) to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under "Distribution of Monthly Excess Cashflow" on such Distribution Date;

          (4) to the Principal Remittance Amount, up to the amount of realized losses on the Mortgage Loans incurred during the related Due Period;

          (5) to the Offered Certificates and the Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under "Distribution of Monthly Excess Cashflow" on such Distribution Date; and

          (6)  to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.


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NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005

PRINCIPAL REMITTANCE AMOUNT

With respect to each Distribution Date and each loan group, is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

OVERCOLLATERALIZATION RELEASE AMOUNT

With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses) for such Distribution Date and
(y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

GROUP I ALLOCATION AMOUNT

With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

GROUP I ALLOCATION PERCENTAGE

With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group I Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

GROUP II ALLOCATION AMOUNT

With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

GROUP II ALLOCATION PERCENTAGE

With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

PRINCIPAL PAYMENT AMOUNT

With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

SENIOR PRINCIPAL PAYMENT AMOUNT

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies to achieve the ratings set forth on page 3 herein, and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance as of the Cut-off Date, as required by the Rating Agencies to achieve the ratings set forth on page 3 herein.


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NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005

SUBORDINATE PRINCIPAL PAYMENT AMOUNT

For each class of Subordinate Certificates and with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and each class of Subordinate Certificates with a higher payment priority, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of such class of Subordinate Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance as of the Cut-off Date, as required by the Rating Agencies.

DISTRIBUTIONS OF PRINCIPAL

The Principal Payment Amount will be paid on each Distribution Date as follows:

          (1) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

               A) to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) to the extent not paid from the Interest Remittance Amounts on such Distribution Date;

               B)  i.   from the Principal Payment Amount derived from the Group
                        I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates and any additional classes of Group I Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group I Certificates set forth on page 3 hereof, until the Certificate Principal
                        Balance of each such class has been reduced to zero;

                  ii. from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class II-A-1 Certificates and any additional classes of Group II Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group II Certificates set forth on page 3 hereof, until the Certificate Principal Balance of each such class has been reduced to zero;

               C)  i.   from the Principal Payment Amount derived from the Group
                        I Mortgage Loans  remaining  after payments  pursuant to
                        clause  (A) above and  after the  Certificate  Principal
                        Balances  of  the  Class  I-A-1   Certificates  and  any
                        additional classes of Group I Certificates have been reduced to zero, to the Class II-A-1 Certificates and any additional classes of Group II Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group II Certificates set forth on page 3 hereof, after taking into account payments pursuant to clause 1(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

                  ii. from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above and after the Certificate Principal Balances of the Class II-A-1 Certificates and any additional classes of Group II Certificates have been reduced to zero, to the Class I-A-1 Certificates and any additional classes of Group I Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group I Certificates set forth on page 3 hereof, after taking into account payments pursuant to clause 1(B) above, until the Certificate Principal Balance of each such class has been reduced to zero

               D) to each Class of Subordinate Certificates, in the order of their payment priority, until the certificate principal balance of each such class has been reduced to zero; and



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NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005

               E) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "Distribution of Monthly Excess Cashflow", any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through
                   (D) above.

          (2)  On each  Distribution  Date (a) on or after the Stepdown Date and
               (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

               A) to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) remaining unpaid after the distribution of the Interest Remittance Amounts on such Distribution Date

               B)  i.   from the Group I Allocation  Amount,  to the Class I-A-1
                        Certificates  and  any  additional  classes  of  Group I
                        Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group I
                        Certificates set forth on page 3 hereof, until the Certificate Principal Balance of each such class has been reduced to zero;

                  ii. from the Group II Allocation Amount, to the Class II-A-1 Certificates and any additional classes of Group II Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group II Certificates set forth on page 3 hereof, until the Certificate Principal Balance of each such class has been reduced to zero;

               C)  i.   from the Group I Allocation  Amount  remaining after the
                        Certificate   Principal  Balances  of  the  Class  I-A-1
                        Certificates  and  any  additional  classes  of  Group I
                        Certificates  have been  reduced  to zero,  to the Class
                        II-A-1  Certificates and any additional classes of Group
                        II Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group II Certificates set forth on page 3 hereof, after taking into account payments pursuant to clause 2(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

                  ii. from the Group II Allocation Amount remaining after the Certificate Principal Balances of the Class II-A-1 Certificates and any additional classes of Group II
                        Certificates have been reduced to zero, to the Class I-A-1 Certificates and any additional classes of Group I Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group I Certificates set forth on page 3 hereof, after taking into account payments pursuant to clause 2(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

               D) to each class of Subordinate Certificates, in the order of the payment priority for each such class, the related Subordinate Principal Payment Amount for each such class and Distribution Date, until the certificate principal balance of each such class has been reduced to zero; and

               E) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "Distribution of Monthly Excess Cashflow", any such Principal Payment Amount remaining after application pursuant to clauses II(A) through
                   (D) above.

GROUP I EXCESS INTEREST AMOUNT

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under "Distribution of Monthly Excess Cashflow" and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

GROUP II EXCESS INTEREST AMOUNT

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under "Distribution of Monthly Excess Cashflow" and a fraction the numerator of which is the

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NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005


Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

DISTRIBUTION OF MONTHLY EXCESS CASHFLOW

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

          (1) A) until the aggregate Certificate Principal Balance of the Offered Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Offered Certificates, in the following order of priority:

                   i. (a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates and any additional classes of Group I Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group I Certificates set forth on page 3 hereof, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) to the Class II-A-1 Certificates and any additional classes of Group II Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group II Certificates set forth on page 3 hereof, after taking into account the distribution of the Group II Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

                        (b) the Group II Excess Interest Amount in the following order of priority: (x) first, to the Class II-A-1 Certificates and any additional classes of Group II Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group II Certificates set forth on page 3 hereof, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) to the Class I-A-1 Certificates and any additional classes of Group I Certificates, paid in a manner to maintain the average life and principal window characteristics of the Group I Certificates set forth on page 3 hereof, after taking into account the distribution of the Group I Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

                  ii. to each class of Subordinate Certificates, in the order of the payment priority for each such class, until the certificate principal balance of each such class has been reduced to zero;

               B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under "Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

          (2) to each class of Subordinate Certificates, in the order of the payment priority for each such class, any deferred amount for each such class;

          (3) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

          (4) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to each class of Subordinate Certificates, in the order of the payment priority for each such class, any Basis Risk Shortfall for each such class;

          (5) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty in the event of a Swap Provider Trigger Event and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates;

          (6) to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

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
NHELI 2006-FM1             Free Writing Prospectus             December 16, 2005

         (7)   to  the  Class  R   Certificates,   any  remaining   amount,   as
               appropriate. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (7).

         Any distribution of monthly excess cashflow pursuant to clauses (2) through (4) above will be made after giving effect to payments received pursuant to the Swap Agreement.





























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